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                                                                  EXHIBIT 10.19

                                   VYSIS, INC.

                                OUTSIDE DIRECTOR

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, made and entered into as of October 1, 1998 (the "Grant Date") by and between Vysis, Inc. ("Vysis") and Kenneth L. Melmon, M.D. (the "Director");

                                WITNESSETH THAT:

     WHEREAS, the Board of Directors of Vysis (the "Board") has determined that each director of Vysis who is not an officer or employee of Vysis, its subsidiaries or its affiliates (an "Outside Director") should receive an annual grant of an option to purchase 5,000 shares of common stock, par value $.001 per share ("Common Stock") of Vysis;

     NOW, THEREFORE, Vysis and the Director hereby agree as follows:

     1. GRANT; OPTION PRICE. This Agreement evidences the grant to the Director of an option (the "Option") to purchase a total of 5,000 shares of Common Stock. The option price of each share subject to the Option shall be $5.60 (the "Option Price"). The award is not intended to be, and will not be treated as, an incentive stock option as that term is described in section 422(b) of the Internal Revenue Code of 1986, as amended.

     2. VESTING AND EXPIRATION OF OPTION. The Option shall be immediately exercisable upon the Grant Date. Notwithstanding any other provision of this Agreement, all rights with respect to the Option shall automatically terminate on the "Expiration Date" which shall be the earliest of (a) the date which is 10 years after the Grant Date, (b) the date which is one year after the date on which the Director ceases to be a Director of Vysis.

     3. EXERCISE. After the Option becomes exercisable pursuant to paragraph 2 and prior to the Expiration Date, the Option may be exercised in whole or in part by filing a written notice with the General Counsel of Vysis at its corporate headquarters. The exercise notice must be filed prior to the Expiration Date, must specify the number of shares of Common Stock which the Director elects to purchase and must be accompanied by payment of the Option Price including any applicable withholding taxes for such shares of Common Stock indicated by the Director's election (which requirement will be considered satisfied only if payment is received by Vysis on, or within 7 days after, the date the Director's election is received by Vysis). Payment of the Option Price (and any applicable withholding taxes) shall be by cash or check payable to Vysis, by delivery of shares of Common Stock having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the Option Price for the shares of Common Stock, or any combination thereof. For purposes of this Agreement, the "Fair Market Value" of a share of Common Stock as of any date shall be the closing market composite price for such Common Stock as reported on NASDAQ on that date or, if Common Stock is not traded on that date, on the immediately preceding date on which Common Stock was traded.

     4. NONTRANSFERABILITY. The Option shall not be transferable except by will or the laws of descent and distribution and shall be exercisable during the Director's lifetime only by him.


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     5.   ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Board. Any interpretation of this Agreement by the Board and any decision made by it with respect to this Agreement is final and binding on all persons.

     6. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of any assignee or successor in the interest of the Company, and shall be binding upon and inure to the benefits of any estate, legal representative, beneficiary or heir of the Director.

     7. STOCKHOLDER STATUS. This Agreement does not confer upon the Director or any holder thereof any right as a stockholder of Vysis prior to the issuance of Common Stock pursuant to the exercise of the Option.

     8. AMENDMENT. This Agreement may be amended by written agreement of the Director and Vysis, subject to the consent of the Board, without the consent of any other person.

     9. ADJUSTMENT OF OPTION PRICE. In the event of any merger, consolidation, reorganization, recapitalization, spin-off, stock dividend, stock split, reverse stock split, exchange or other distribution with respect to shares of Common Stock or other change in the corporate structure or capitalization of Vysis affecting the Common Stock, the type and number of shares of Common Stock which may be purchased under this Agreement and the Option Price shall be equitably adjusted by the Board, in its sole discretion, to prevent dilution or enlargement of benefits to the Director under this Agreement.

     IN WITNESS WHEREOF, the Director has hereunto set his or her hand and Vysis has caused these presents to be executed in its name and on its behalf, all as of the date first above written.

VYSIS, INC.                              DIRECTOR



/s/ JAMES J. HABSCHMIDT                  /s/ KENNETH L. MELMON
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James J. Habschmidt                      Kenneth L. Melmon, M.D.
Executive Vice President
Chief Financial Officer

October 19, 1998                         October 20, 1998
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Date                                     Date


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